UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

  L-3 COMMUNICATIONS HOLDINGS, INC.
 L-3 COMMUNICATIONS CORPORATION
(Exact Names of Registrants as Specified in their Charters)

DELAWARE	001-14141 333-46983	13-3937434 13-3937436

(State or other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

600 THIRD AVENUE, NEW YORK, NEW YORK	10016

(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (212) 697-1111

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 — CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 7, 2016, the Board of Directors (the “Board”) of L-3 Communications Holdings, Inc. (the “Company”) adopted amendments to the proxy access provisions in Article II, Section 2.9 of the Company’s Amended and Restated Bylaws (the “Bylaws”).  Among other things, the amendments:

•	Provide that a minimum of two stockholder-nominated candidates will be eligible for inclusion in the Company’s proxy materials;

•	Remove the requirement that at least one member of a nominating group must own at least 1% of the Company’s shares;

•
Decrease the minimum level of support a proxy access candidate is required to receive in order to be eligible to be a proxy access nominee for the next two annual meetings from 25% to 15% of the votes cast; and

•	Remove the requirement that a nominating stockholder must intend to maintain qualifying ownership for at least one year following the applicable meeting.

The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the Bylaws, which is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.  Financial Statements and Exhibits.

           (D) Exhibits

Exhibit
Number	Title
3.2	Amended and Restated Bylaws of L-3 Communications Holdings, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC. L-3 COMMUNICATIONS CORPORATION

By:	/s/ Allen E. Danzig
	Name:	Allen E. Danzig
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Dated:  December 7, 2016